Exhibit 99.1

Press Release
INTERACTIVE DATA ANNOUNCES
EXECUTIVE APPOINTMENTS
BEDFORD, Mass – September 27, 2005 – Interactive Data Corporation (NYSE: IDC) today announced a series of executive appointments as part of a new corporate organizational structure designed to better support and facilitate its long-term growth.
“Interactive Data has expanded its business significantly over the past several years through a combination of organic growth and strategic acquisitions,” stated Stuart Clark, Interactive Data’s president and chief executive officer. “As we move forward, we believe that these organizational changes will enable us to reinforce the Interactive Data brand across our Institutional and Active Trader client bases, maximize the valuable operational resources that are shared across all the businesses on a global basis, and extend our leadership positions in our core markets.”
Clark concluded, “This new organizational structure is designed to tightly coordinate the ongoing sales, marketing, product development and other operational activities residing within each of our core businesses and geographic divisions, as well as advance our FT Interactive Data business. We are fortunate to draw upon a deep team of talented, experienced executives to fill these new positions and take on additional responsibilities as we address the opportunities and challenges associated with driving continued growth.”
John L. King Appointed Chief Operating Officer, Interactive Data Corporation
Effective immediately, Interactive Data’s Board of Directors has appointed John L. King as chief operating officer of the Company. In this position, King, who will also continue in his role as chief operating officer of FT Interactive Data, will assume responsibility for leading operations, content gathering/creation and development activities across Interactive Data’s businesses. King will report directly to Stuart Clark, Interactive Data’s president and chief executive officer.
As chief operating officer of FT Interactive Data since 1999, King manages a global operation of more than 800 employees charged with the implementation of a new generation of products and services designed to leverage technology and the Web to penetrate new target market segments. He has helped the Company deliver substantial growth through acquisitions and expansion within existing markets. King has nearly 30 years of experience at FT Interactive Data and its affiliated organizations.
Raymond L. D’Arcy Named President of Sales, Marketing and Institutional Business Development, Interactive Data Corporation
Raymond L. D’Arcy, formerly president of Data Delivery Products for FT Interactive Data, has been named president, sales, marketing and institutional business development of Interactive Data, effective immediately. In this role, D’Arcy will provide leadership and coordination of the Company’s sales, marketing, key account management, business development and other service oriented functions focused on institutional clients. D’Arcy, who has been actively engaged in coordinating cross-selling and other pan-Interactive Data sales initiatives, will also focus on refining and building the Interactive Data image and strategy across the Company’s institutional services segment.

D’Arcy has served as president of Data Delivery Products for FT Interactive Data since October 2002 during which time he oversaw the North American and European sales, marketing and customer service divisions, as well as key product development, strategy and acquisition activities. D’Arcy has worked at FT Interactive Data for nearly 30 years, holding a variety of senior sales and management positions of increasing responsibility during that time.
Steven Crane Appointed President of FT Interactive Data
As part of these organizational changes, Steven Crane, executive vice president, chief financial officer and treasurer of Interactive Data, was appointed president of FT Interactive Data. To help ensure a smooth transaction, Crane will continue in his current role as chief financial officer until the search for his successor is completed, after which time he will assume his new position. As president of FT Interactive Data, which is the Company’s largest business, Crane will work closely with King and D’Arcy to continue FT Interactive Data’s growth through new product initiatives, partnerships, acquisitions, and related sales and marketing efforts. As president of FT Interactive Data, Crane will report directly to Stuart Clark.
Mr. Crane was named executive vice president and chief financial officer of Interactive Data in November 1999. He was previously vice president and chief financial officer of Video Services Corporation, a publicly traded provider of value-added services to the television network, cable and syndicated programming markets. He was also chief financial officer of an international division of PepsiCo, and held various financial positions at Chase Manhattan Bank.
Mark Hepsworth Named President of ComStock
Mark Hepsworth, managing director of ComStock Europe, has been named president of ComStock, Inc., a subsidiary of Interactive Data, effective October 1, 2005. As president, Hepsworth will direct ComStock’s global operations. He succeeds Dan Connell, who plans to leave ComStock to pursue other opportunities. Hepsworth, who will report directly to Stuart Clark, is relocating to the US to fulfill this role based in ComStock’s headquarters office in Harrison, New York.
Prior to joining ComStock as General Manager of Europe in 1995, Hepsworth was the Deputy Head of Trading Systems for ACT Financial Systems Limited, a large UK based financial software company. During his four years with ACT FS, Mark had responsibility for new business sales, international business development and strategic product development. Overall, Mark has more than 20 years of experience working in the technology sector, with the vast majority of his experience oriented around financial services.
Interactive Data’s Other Business and Geographic Leadership Remains Unchanged
Interactive Data’s other operational leadership is unchanged by the new organizational structure. Chuck Thompson continues as president of eSignal, which comprises Interactive Data’s Active Trader Services segment. Laurie Adami continues as president of CMS BondEdge. Roger Sargeant, Interactive Data’s managing director, Europe, and James Farrer, Interactive Data’s managing director, Asia Pacific, are responsible for coordinating all of the Company’s business activities in their respective geographic regions.

Forward-looking and Cautionary Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans including product and service developments, future financial conditions, results or projections or current expectations including the Company’s belief that our executive reorganization will support the growth of the Company, reinforce the Interactive Data brand and extend the Company’s leadership position in its core markets. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to: (i) the ability of our executive team to grow the Company, the success of the Interactive Data brand and the Company’s ability to grow its leadership position in its core markets; and (ii) other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements.
About Interactive Data Corporation
Interactive Data Corporation is a leading global provider of securities pricing, financial information, and analytic tools to institutional and individual investors. The Company supplies time-sensitive pricing (including evaluated pricing), dividend, corporate action, and descriptive information for more than 3.5 million securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial services and software companies subscribe to the Company’s services in support of their trading, analysis, portfolio management, and valuation activities.
Interactive Data Corporation is headquartered in Bedford, Massachusetts. Through its branded businesses, FT Interactive Data, ComStock, CMS BondEdge, and eSignal, Interactive Data Corporation has approximately 1,800 employees in offices located throughout North America, Europe, Asia, and Australia. Pearson plc (NYSE: PSO), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, owns approximately 60 percent of the outstanding common stock of Interactive Data Corporation.
The FT Interactive Data business includes FT Interactive Data Corporation, a Delaware Corporation. The ComStock business includes ComStock, Inc., a New York Corporation.

COMPANY CONTACTS
Investors:	Media:
Andrew Kramer	Naomi Kaufman
Director of Investor Relations	Director of Marketing Communications
781-687-8306	781-687-8045
andrew.kramer@interactivedata.com	naomi.kaufman@interactivedata.com